Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 23, 2021, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 333-254582) and related Prospectus of QuantumScape Corporation for the registration of 11,960,000 shares of its Class A common stock.

/s/ Ernst & Young LLP

Redwood City, California

March 22, 2021